SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HERCULES INC

                    GAMCO INVESTORS, INC.
                                 7/22/03           17,200-           10.8738
                                 7/22/03            6,000-           10.8100
                                 7/22/03            7,000-           10.7880
                                 7/21/03            8,500-           10.9288
                                 7/21/03            3,000-           10.8467
                                 7/21/03            5,000-           10.8500
                                 7/18/03              500-           10.9720


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.